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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-B                                                                        EXHIBIT 20
Monthly Statement to Certificateholders
Servicer: Fifth Third Bank
Trustee: Harris Trust and Savings Bank


                                                Collection Period:                              1-Feb-99               28-Feb-99
                                                Distribution Date:                             15-Mar-99

                                                                                                                   Per $1,000 of
                                                                                                                      Original
Statement for Class A and Class B Certificateholders Pursuant                                                     Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                          Certificate Amount
                                                                                                                 ------------------

(i)    Principal Distribution
           Class A Certificate Amount                                                       $ 5,691,908.91         $ 14.82870710
           Class B Certificate Amount                                                       $   428,423.25         $ 14.82843867

(ii)   Interest Distribution
           Class A Certificate Amount                                                       $   407,182.83         $  1.06080315
           Class B Certificate Amount                                                       $    31,839.00         $  1.10200055

(iii)  Servicing Fee                                                                        $    67,881.21         $  0.16446645

(iv)   Class A Certificate Balance (after principal distributions)                          $70,063,036.08
       Class A Pool Factor (after principal distributions)                                       0.1825300
       Class B Certificate Balance (after principal distributions)                          $ 5,274,084.78
       Class B Pool Factor (after principal distributions)                                       0.1825448

(v)    Total Pool Balance (end of Collection Period)                                        $75,337,120.86

                                                                                            Current Period          Cumulative
                                                                                          ----------------       ---------------

(vi)   Defaulted Receivables                                                                $   206,353.28         $7,852,487.24
       Liquidation Proceeds                                                                     193,958.67          3,956,513.01
                                                                                          ================       ===============
       Aggregate Net Losses                                                                 $    12,394.61         $3,895,974.23
                                                                                          ================       ===============

(vii)  Aggregate Principal Balance of Receivables
         Repurchased by Seller or Servicer:
           Principal Portion                                                                $            -
           Interest Portion                                                                 $            -

(viii) Class A Interest Carryover Shortfall                                                 $            -
       Class B Interest Carryover Shortfall                                                 $            -
       Class A Principal Carryover Shortfall                                                $            -
       Class B Principal Carryover Shortfall                                                $            -

(ix) Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                        $ 6,191,038.65

(x) Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                   $ 6,191,038.65


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